SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 7, 2004 (June 7, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

Mission Resources Corporation (the “Company”) hereby files this Form 8-K for the purpose of updating the description of its capital stock, for which this Form 8-K will be incorporated by reference into any of the Company’s registration statements on Form S-3, S-4 or S-8 (or applicable successor forms) to be filed by the Company in the future, until such capital stock description is subsequently amended or modified and included in a document filed by the Company with the United States Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

Description of Capital Stock

The Company’s authorized capital is 65,000,000 shares, of which 60,000,000 are shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 are shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The following summary description of the Company’s capital stock is not complete and does not give effect to applicable statutory or common law. The summary is also subject to applicable provisions of the Company’s certificate of incorporation.

Common Stock

Holders of the Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of the Common Stock have no redemption or conversion rights and no preemptive or other rights to subscribe for the Company’s securities. In the event of the Company’s liquidation, dissolution or winding up, holders of the Common Stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all the Company’s debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available therefor.

Preferred Stock

The Company’s board of directors has the authority to divide the Preferred Stock into one or more series and to fix and determine the relative rights and preferences of the shares of each such series, including dividend rates, terms of redemption, sinking funds, conversion rights, voting powers and the amount payable in the event of the Company’s voluntary liquidation or dissolution or in the event of the winding up of the Company’s affairs.

Delaware Anti-Takeover Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation law regulating corporate takeovers. This statute prevents Delaware corporations like the Company from engaging, under certain circumstances, in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder, or a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date that such stockholder became an “interested stockholder” unless:

•	the transaction in which such stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and, under certain circumstances, shares held in employee stock plans; or

•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. The Company’s certificate of incorporation does not exclude it from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of the Company’s Certificate of Incorporation and Bylaws

The summary below describes provisions of the Company’s certificate of incorporation and bylaws. The provisions of the Company’s certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by the Company’s board of directors but that a stockholder might consider to be in its best interest.

Number of Directors; Filling Vacancies; Removal

The Company’s bylaws provide that the number of directors will be fixed from time to time by a resolution adopted by the board of directors or by the stockholders at an annual meeting; provided that the number so fixed shall not be more than nine nor less than three directors. The Company’s bylaws also provide that any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the certificate of incorporation, the Company’s board of directors could prevent a minority stockholder from enlarging the board of directors and filling the new directorships with such stockholder’s own nominees.

The Company’s bylaws also provide that directors may be removed, with or without cause, by the holders of a majority of the Company’s shares entitled to vote on the election of directors.

No Stockholder Action by Written Consent; Special Meetings

The Company’s certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action by written consent in lieu of a meeting may only be taken if such consent is unanimous. Special meetings of stockholders may be called by the Company’s board of directors by a resolution adopted by a majority of the members of the board of directors or by the chairman of the board. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting under the notice of meeting given by us.

The provisions of the Company’s certificate of incorporation prohibiting stockholder action by written consent unless such consent is unanimous and permitting special meetings to be called only by the chairman of the board, or at the request of a majority of the members of the board of directors, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of the Company’s voting stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the chairman of the board or a majority of the members of the board of directors by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

Advance Notice Provisions for Stockholders Nominations

The Company’s bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors. The procedure provides that only persons who are nominated by a stockholder who has given timely notice containing specified information to the Company’s corporate secretary prior to the meeting at which directors are to be elected, will be eligible for election as the Company’s directors. For notice of stockholder nominations to be made at an annual meeting to be timely, the notice must be received by the Company’s corporate secretary not less than 90 days in advance of the meeting.

By requiring advance notice of nominations by stockholders, the procedure will afford the Company’s board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent considered necessary or desirable by the board of directors, to inform stockholders about such qualifications.

Although the Company’s bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors, they may have the effect of precluding a contest for the election of directors if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether consideration of such nominees might be harmful or beneficial to the Company and the Company’s stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The Company’s certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, the Company’s certificate of incorporation and bylaws provide that the Company will indemnify the Company’s directors and officers to the fullest extent permitted by Delaware law. The Company’s certificate of incorporation and bylaws provide that the Company will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to the Company, which may include services in connection with takeover defense measures. Such provisions may have the effect of preventing changes in the Company’s management.

Rights Plan

Under the Company’s rights plan, each share of Common Stock outstanding on September 26, 1997 has “attached to it” one preferred stock purchase right. Each right entitles the holder to purchase from us, one-hundredth of a share of the Company’s Series A Preferred stock for $50.00, subject to adjustment. The rights expire on September 26, 2007, unless earlier redeemed or exchanged.

The rights separate from the Common Stock upon the earlier of the following:

•	ten days following the public announcement that a person, who is referred to as an acquiring person, has acquired or obtained the right to acquire the beneficial ownership of 15% or more of the outstanding shares of the Common Stock, or

•	ten days, or such later date as may be determined by action of the Company’s board of directors following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer that would result in a person beneficially owing 15% or more of such outstanding shares of the Common Stock.

If the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s consolidated assets or earning power is sold, each right holder will have the right to receive upon payment of the exercise price shares of Common Stock or cash of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the exercise price of $50.00. If any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right will have the right to receive upon payment of the exercise price a number of shares of the Common Stock or, under certain circumstances, cash, other equity securities or property of us, having a market value of two times the exercise price of the right. This right is not extended to the rights beneficially owned by an acquiring person or any transferee, and those rights become void.

Prior to the close of business on the tenth day after the person or group has become an acquiring person, or the expiration of the rights, the Company may redeem the rights at a price of $0.01 per right, after which the right to exercise the rights will immediately terminate and the only right of the holders of rights will be to receive the redemption price.

Listing

The Common Stock is listed for quotation on The Nasdaq National Market System under the symbol “MSSN.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for the Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: June 7, 2004	By:	/s/ Ann Kaesermann
	Name:	Ann Kaesermann
	Title:	Vice President Accounting and Investor Relations, CAO